UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 9, 2009 (November 4, 2009)

Duff & Phelps Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (212) 871-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Definitive Material Agreement

On November 4, 2009, Duff & Phelps Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as the underwriter (the “Underwriter”), pursuant to which the Company agreed to sell to the Underwriter 2,500,000 shares of Class A common stock, par value $0.01 per share (the “Shares”). The Shares are being offered and sold pursuant to a prospectus supplement, dated November 4, 2009, and related prospectus, dated October 26, 2009, each filed with the Securities and Exchange Commission, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-162551). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

The Company intends to use the net proceeds from the offering to redeem certain of the units in Duff & Phelps Acquisitions, LLC that are held by existing unitholders.  Holders of approximately 550,000 New Class A Units who elected to exchange their units on November 16, 2009 pursuant to our exchange agreement did not elect to be redeemed with the proceeds of this offering.  Accordingly, such units will be exchangeable on November 16, 2009 for an equal number of shares of Class A common stock.  We have filed a registration statement in order to permit the resale of such shares from time to time, subject to certain blackouts and other restrictions. In addition, certain holders who elected to be redeemed with the proceeds of this offering own a number of units that were not so redeemed; such units will be exchangeable pursuant to our exchange agreement but will not be saleable until expiration of a 90-day lock-up period following the date of the prospectus supplement.

The Underwriting Agreement contains representations and warranties by each of the parties thereto.  These representations and warranties have been made solely for the benefit of the other parties to the Underwriting Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Underwriting Agreement by disclosures that were made to the other party in connection with the negotiation of the Underwriting Agreement;

•	may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and

•	were made only as of the date of the Underwriting Agreement or such other date or dates as may be specified in the Underwriting Agreement.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits.

1.1.	Underwriting Agreement, dated November 4, 2009.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

By:	/s/ Edward S. Forman
Name:	Edward S. Forman
Title:	Executive Vice President, General Counsel and Secretary

Dated: November 9, 2009

DUFF & PHELPS CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated November 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 4, 2009.